Exhibit 16.1

                     Helin, Donovan, Trubee & Wilkinson, LLP
                                   LETTERHEAD

                                February 6, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

     We have read the statements made by Valence Technology, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed on February 6, 2007. We agree with such statements made insofar as they relate to our Firm.



                                Very truly yours,


                                /s/ Helin, Donovan, Trubee & Wilkinson, LLP
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                                Helin, Donovan, Trubee & Wilkinson, LLP